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                                                                    EXHIBIT 4(b)

                                AMENDMENT NO. ONE
                                     TO THE
                            ATMOS ENERGY CORPORATION
                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                            EFFECTIVE JANUARY 1, 1999


         WHEREAS, ATMOS ENERGY CORPORATION (the "Company") has heretofore amended and restated the Atmos Energy Corporation Employee Stock Ownership Plan and Trust Effective January 1, 1999 (the "Plan"); and

         WHEREAS, pursuant to the provisions of Section 10.01 of the Plan, the Company desires to amend the Plan in certain respects as hereinafter provided.

         NOW, THEREFORE, Atmos Energy Corporation does hereby amend the Plan, effective as of January 1, 1999, as follows:

         1. Subsection 3.01(c) is amended by deleting the first sentence of such subsection and replacing it with the following:

         The term "Entry Date" shall mean the first day of the first payroll period coincident with or immediately following each January 1st, April 1st, July 1st, or October 1st.

         2. Subsection 3.05(b) is amended by striking paragraph (2) and substituting the following paragraphs (2) and (3) and renumbering paragraph (3) as paragraph (4):

                  (2) All amounts transferred from the United Cities Plan that are attributable to an Employee's employer matching contributions under the United Cities Plan shall be held in a subaccount of the Employer Contribution Account established for such Employee under the Plan; and

                  (3) All amounts transferred from the United Cities Plan that are attributable to an Employee's additional matching contributions under the United Cities Plan shall be held in a subaccount of the Employer Contribution Account established for such Employee under the Plan; and

         3. Subsection 4.01(e)(2) is amended by inserting the following sentence at the end of such subsection:

         An amendment to a Participant's salary reduction agreement reducing his salary reduction to zero percent (0%) will not be deemed to be a termination of such Participant's salary reduction agreement.

         4. Section 4.03 is amended by adding the following at the end of said
         Section:

         Discretionary contributions credited to a Participant's Employer Contribution Account shall be one hundred percent (100%) vested and nonforfeitable at all times.

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         5. Subsection 5.03(a)(1) is amended by deleting such subsection and replacing it with the following:

                  (1) is $30,000 (or such greater amount as permitted under Internal Revenue Service Rulings to reflect increases in the cost-of-living); and

         6. Subsection 6.04(b)(1)(iii) is amended by adding at the beginning thereof, the following: "Unless the Participant elects a later date (but not later than the Participant's Required Beginning Date),".

         7. Subsection 6.04(b)(2) is amended by striking paragraph (B) of said subsection and substituting in lieu thereof the following:

                  (B) The "Required Beginning Date" of a Participant who is not a five percent owner is the April 1 of the calendar year immediately following the later of (i) the calendar year in which he attains age seventy and one-half (70 1/2), or (ii) the calendar year in which he incurs a Severance from Service.

         8. Subsection 6.06(a)(1) is amended by deleting the first sentence in such subsection and replacing it with the following:

         If the Participant elects a withdrawal from his Salary Reduction Contribution Account prior to the date on which he attains age 59-1/2, such withdrawal (i) may not include any earnings accrued after 1988 and
         (ii) will require the consent of the Committee.

         9. Subsection 6.06(a)(1)(c) is amended by deleting such subsection and replacing it with the following:

                  the payment of tuition and room and board for the next twelve
                  (12) months of post-secondary education for the Participant, the Participant's spouse, children or dependents; or

         10. Subsection 6.06(a)(1) is amended by inserting the following paragraph at the end of such subsection, immediately before paragraph (2), and renumbering paragraphs (2) and (3) as paragraphs (3) and (4):

         (2) Withdrawals made from a Participant's Safeharbor Matching Contribution Account may not occur on account of financial hardship.

         11. Subsection 6.06(b) is amended by striking the first sentence of said subsection and substituting in lieu thereof the following:

         On any January 1, a Participant may elect to withdraw any amount in his Employer Contribution Account or Matching Employer Contribution Account but only to the extent that such amount was allocated and paid to either such Account under this Plan (including amounts allocated under this Plan pursuant to Section 3.05 hereof) or the Prior Plan at least two (2) years prior to withdrawal; provided, however, that a Participant may withdraw any amount allocated to either such Account at any time such Participant properly demonstrates a financial hardship as described in Section 6.06(a)(1) hereof.

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         12. The third sentence of Section 7.01 is amended by deleting such sentence and replacing it with the following:

         Notwithstanding anything herein to the contrary and pursuant to ERISA
         Section 403(c)(2), upon an Employer's request, a contribution which was made by an Employer to the Plan by a mistake of fact or conditioned upon the deductibility of the contribution under Code Section 404, shall be returned to the Employer within one (1) year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

         13. Subsection 7.02(i) is amended by striking the second paragraph of said subsection and substituting in lieu thereof the following:

         Each person who is a Participant and is actively employed by an Employer on the date that a dividend is paid under clause (ii) above may elect to contribute such dividend to the Plan as an additional Salary Reduction Contribution under Section 4.01 hereof for the Plan Year in which such dividend is paid, subject to the limitations described in Sections 4.01(c) and 5.03 hereof, provided, however, that if such Participant does not so elect to contribute such dividend, such dividend shall be paid to such Participant in cash.

         14. Subsection 7.05(a) is amended by striking said subsection and substituting in lieu thereof the following:

         (a)      In General. Notwithstanding the preceding provisions of this
                  Article VII, a Participant shall have the right, in accordance with the provisions of this Section 7.05, to direct the Trustee as to the investment of his Salary Reduction Contribution Account and any rollover contributions and any amounts in his United Cities employer matching contribution subaccount pursuant to Section 3.05(b)(2) hereof (the "United Cities Matching Subaccount"), held in his Employer Contribution Account. Any such investment direction by a Participant shall consist solely of the right to direct the extent to which Salary Reduction Contributions, rollover contributions and amounts in his United Cities Matching Subaccount, if any, shall be invested in various investment media comprising a Diversified Fund. Such investment directions shall be made in accordance with procedures established by the Committee. Should a Participant fail to provide the Trustee with the investment directions described herein as to any Salary Reduction contribution or rollover contribution or amounts in his United Cities Matching Subaccount, such contribution or amount shall be invested in Company Stock.

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         15. Subsection 7.06(a) is amended by deleting paragraph (4) and replacing it with the following:

         (4) the default provisions of the promissory note which evidences each loan must prohibit offset of the Participant's account balance under this Plan prior to the time that the Participant has a Severance From Service or the Trustee otherwise would distribute the Participant's account balance under the Plan.

         IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. ONE TO THE ATMOS ENERGY CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST EFFECTIVE JANUARY 1, 1999 to be executed in its name on its behalf this 1st day of August, 2000, effective as of January 1, 1999.

                                   ATMOS ENERGY CORPORATION

ATTEST:
                                   By: /s/ ROBERT W. BEST
                                       ------------------------------------
                                       Robert W. Best
                                       Chairman of the Board, President and
                                       Chief Executive Officer
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                                   TRUST COMMITTEE

ATTEST:
                                   By: /s/ DON P. BURMAN
                                       ------------------------------------
                                       Don P. Burman

-----------------------------
                                   By: /s/ GARY L. SCHLESSMAN
                                       ------------------------------------
                                       Gary L. Schlessman


                                   By: /s/ RONALD W. MCDOWELL
                                       ------------------------------------
                                       Ronald W. McDowell


                                   By: /s/ WYNN D. MCGREGOR
                                       ------------------------------------
                                       Wynn D. McGregor


                                   By: /s/ GORDON J. ROY
                                       ------------------------------------
                                       Gordon J. Roy

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